MedAvail Announces CFO Transition

MISSISSAUGA, Ontario and PHOENIX, Ariz. – June 14, 2021 – MedAvail Holdings, Inc. (Nasdaq: MDVL) (“MedAvail” or the “Company”) a technology-enabled pharmacy company, today announced that Ryan Ferguson has informed the Company of his intention to step down as Chief Financial Officer to pursue other opportunities effective July 31, 2021. Mr. Ferguson has agreed to transition his responsibilities as Chief Financial Officer to his interim successor, Brian Schlerf. Following his departure, Mr. Ferguson expects to remain available to MedAvail in a consulting or part-time capacity to facilitate a smooth transition to a permanent successor.

Mr. Schlerf, MedAvail’s current Corporate Controller, will serve as interim Chief Financial Officer effective upon Mr. Ferguson’s resignation as the Company completes its search for a permanent replacement. The Board of Directors has engaged a search firm to identify the Company’s next Chief Financial Officer.

“We thank Ryan for all his contributions, especially in shepherding our efforts to become a public company and building a talented finance team at MedAvail. He helped to position our company for durable growth and we wish him well in his future endeavors,” said Ed Kilroy, Chief Executive Officer of MedAvail. “We anticipate effecting a smooth transition over the next few months and we have great confidence in Brian’s ability to lead the finance team on an interim basis.”

“It has been a privilege to work alongside the MedAvail team and to have been a part of the company’s growth story to date,” said Mr. Ferguson. “Stepping down was a difficult decision for me, and I am confident that MedAvail is on a solid path forward with the current leadership team under Ed’s leadership.”

Mr. Schlerf joined MedAvail in 2021 as Corporate Controller and has since been responsible for the accounting and finance functions of the Company. He has extensive public company experience with responsibilities leading SEC reporting, operational accounting, and tax organizations. His recent experience includes roles with Marathon Petroleum Corporation (NYSE: MPC), Andeavor (formerly NYSE: ANDV), and Western Refining, Inc. (formerly NYSE: WNR, NYSE: WNRL, and NYSE: NTI) where, prior to being acquired by Andeavor and Marathon, he served as VP and Chief Accounting Officer. Mr. Schlerf was a senior manager in the audit practice at Deloitte, holds an MBA from Arizona State University and a BS in Accounting from Brigham Young University. He also holds an active CPA certification.

Mr. Ferguson’s departure is not related to any disagreement with the Company’s accounting principles or practices or financial statement disclosures.

About MedAvail
MedAvail Holdings, Inc. (NASDAQ: MDVL) is a technology-enabled pharmacy organization, providing turnkey in-clinic pharmacy services through its proprietary robotic dispensing platform, the MedAvail MedCenter, and home delivery operations, to Medicare clinics. MedAvail helps patients to optimize drug adherence, resulting in better health outcomes. Learn more at www.medavail.com.

Forward Looking Statements
Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict,"

"potential," "seem," "seek," "future," "outlook," "project," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding plans to transition the Chief Financial Officer position and Mr. Ferguson’s plans to provide consulting services thereafter. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the potential effects of COVID-19; the outcome of judicial proceedings to which MedAvail is, or may become a party; changes in competitive conditions prevailing in the healthcare sector; the availability of capital; and the other risks discussed under the heading "Risk Factors" in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on March 31, 2021, and other documents MedAvail files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and MedAvail specifically disclaims any obligation to update these forward-looking statements.

Contacts:

Investor Relations
Caroline Paul
Gilmartin Group
ir@medavail.com
SOURCE MedAvail Holdings, Inc.